Exhibit 21.1

Subsidiaries of Novelis Inc.*

Name of Entity	Jurisdiction

Novelis do Brasil Ltda.	Brazil

Brecha Energetica Ltda	Brazil

4260848 Canada Inc.	Canada

4260856 Canada Inc.	Canada

8018227 Canada Inc.	Canada

Novelis Aluminum (Zhenjiang) Co., Ltd.	China

Novelis (China) Aluminum Products Co., Ltd.	China

Novelis (Shanghai) Aluminum Trading Company	China

France Aluminium Recyclage SA	France

Novelis PAE S.A.S.	France

Novelis Casthouse Germany GmbH	Germany

Novelis Deutschland Holding GmbH	Germany

Novelis Koblenz GmbH	Germany

Novelis Deutschland GmbH	Germany

Aluminium Norf GmbH	Germany

Novelis Sheet Ingot GmbH	Germany

Aleris Asia Pacific Limited	Hong Kong

Novelis Italia SpA	Italy

Novelis Aluminium Holding Unlimited Company	Ireland

Aleris Aluminum Japan, Ltd.	Japan

Novelis de Mexico, S.A. de C.V.	Mexico

Novelis Netherlands B.V.	Netherlands

Novelis Korea Limited	South Korea

Ulsan Aluminum Ltd.	South Korea

Aleris Switzerland GmbH	Switzerland

Novelis AG	Switzerland

Novelis Switzerland SA	Switzerland

AluInfra Services SA	Switzerland

Novelis MEA Ltd.	UAE, Dubai

Novelis Europe Holdings Limited	United Kingdom

Novelis UK Ltd.	United Kingdom

Novelis Services Limited	United Kingdom

Novelis ALR Aluminum Holdings Corporation	United States, Delaware

Novelis ALR International, Inc.	United States, Delaware

Novelis ALR Rolled Products, Inc.	United States, Delaware

Novelis ALR Asset Management Corporation	United States, Delaware

Novelis ALR Rolled Products, LLC	United States, Delaware

Novelis ALR Recycling of Ohio, LLC	United States, Delaware

Novelis ALR Rolled Products Sales Corporation	United States, Delaware

Novelis ALR Aluminum, LLC	United States, Delaware

Novelis ALR Aluminum-Alabama, LLC	United States, Delaware

Novelis Global Employment Organization, Inc.	United States, Delaware

Novelis South America Holdings LLC	United States, Delaware

Novelis Holdings Inc.	United States, Delaware

Novelis Services (North America) Inc.	United States, Delaware

Novelis Services (Europe) Inc.	United States, Delaware

Logan Aluminum Inc.	United States, Delaware

Novelis Corporation	United States, Texas

Novelis Vietnam Company Limited	Vietnam

Novelis Ventures LLC	United States, Delaware

*	Includes subsidiaries that do not fall under the definition of “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.